                                                                   EXHIBIT 10.18


                                                     March 16, 1998




                        TECHNICAL INFORMATION AGREEMENT

                                  Revision 11


                            Northern Telecom Limited


                                    interWAVE

                                     INDEX

ARTICLE                             TITLE                       PAGE
-------                             -----                       ----
  1        DEFINITIONS                                             2
  2        TECHNICAL INFORMATION GRANT                             3
  3        PATENT GRANT                                            4
  4        SOFTWARE GRANT                                          4
  5        FURNISHING OF TECHNICAL INFORMATION                     6
  6        TECHNICAL ASSISTANCE AND TESTING SERVICES               6
  7        OTHER ASSISTANCE                                        9
  8        CONFIDENTIAL INFORMATION                               10
  9        GRANT BACK LICENSE                                     12
 10        DEVELOPMENT AGREEMENT                                  12
 11        LIABILITY                                              15
 12        FORCE MAJEURE                                          16
 13        REGISTRATION                                           17
 14        DURATION                                               17
 15        TERMINATION                                            17
 16        DISPUTE RESOLUTION                                     18
 17        NOTICES                                                19
 18        ASSIGNMENT                                             19
 19        GENERAL                                                21

SCHEDULE A - SUPPORT INFORMATION                                  24
SCHEDULE B - NORTEL LAB COSTS                                     27

SCHEDULE C - TEST BED SPECIFICATIONS                              28
SCHEDULE D - PARTIAL TERMINATION REFUND                           29


                     TECHNICAL INFORMATION AGREEMENT

MEMORANDUM OF AGREEMENT made and entered into on the _______ day of _____________, 1998

    BY AND BETWEEN:

         NORTHERN TELECOM LIMITED, a corporation duly incorporated under the laws of Canada, having its executive offices at 8200 Dixie Road, Brampton, Ontario, Canada, on behalf of itself and its Subsidiaries,


                                                   (hereinafter called "NORTEL")

    AND:

         INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD., a Bermuda corporation having its offices at c/o Codan Services Ltd. Clarendon House, Church Street, Hamilton, HM CX, Bermuda,


                                                (hereinafter called "INTERWAVE")

    WHEREAS Nortel manufactures and markets, globally, certain mobile and fixed wireless telecommunications systems;

    WHEREAS interWAVE has developed a low-capacity microcellular system ("MICROCELLULAR PUBLIC RADIO SYSTEM") which is based on the Global System for Mobility standards and which utilizes microcellular infrastructure products ("MICROCELLULAR INFRASTRUCTURE PRODUCTS");

    WHEREAS Nortel desires to be interWAVE's preferred channel to market for the Microcellular Public Radio System on a global basis and is prepared to participate, financially and otherwise, in its evolution;

    WHEREAS interWAVE recognizes the benefits of being associated with a global company of Nortel's stature and is prepared to accept Nortel's funding and participation in the evolution of the Microcellular Public Radio System;

    WHEREAS both Parties anticipate that they may wish to collaborate in the development of future products and

    WHEREAS interWAVE has provided economic consideration via the Shareholder Agreement in the amount of US$3.5 million.

    NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, IN CONSIDERATION OF THE SHAREHOLDER AGREEMENT AND THE ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT EXECUTED CONCURRENTLY HEREWITH AND THE MUTUAL PROMISES HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                                  DEFINITIONS

1.1.  As used herein, unless otherwise defined:

a) "AFFILIATE" shall mean a corporation or company which a Party hereto effectively controls, directly or indirectly, other than a Subsidiary, through the ownership or control of shares in the corporation or company; in the case of Nortel, "Affiliate" shall include the parent company Northern Telecom Limited, and Northern Telecom Inc., and any corporation which the parent corporation controls directly or indirectly through the ownership or control of shares or securities in such other corporation or otherwise;

b) "EFFECTIVE DATE" shall mean the date of any governmental approvals required to carry out this Agreement or in the event no such approvals are necessary, the date first set forth above;

c) "INTERWAVE PRODUCTS" shall mean the Microcellular Infrastructure Products as manufactured by or on behalf of interWAVE that complies with the Global System for Mobility standards;

d) "MICROCELLULAR INFRASTRUCTURE PRODUCTS" shall have the meaning ascribed to it in the Patent License Agreement among Northern Telecom Limited, Nortel Matra Cellular SCA, and interWAVE, executed concurrently with the execution of this Agreement.

e) "MICROCELLULAR PUBLIC RADIO SYSTEM" shall have the meaning ascribed to it in the Patent License Agreement among Northern Telecom Limited, Nortel Matra Cellular SCA, and interWAVE, executed concurrently with the execution of this Agreement.

f) "OEM AGREEMENT" shall mean the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT executed concurrently herewith; "PATENT LICENSE" shall mean the PATENT LICENSE AGREEMENT executed concurrently herewith;

g) "PRODUCT SOFTWARE" shall mean the compiled, assembled or otherwise processed version of Support Software that constitutes, in whole or in part, the software that executes in, and controls the normal functionality of, interWAVE Products;

h) "SUPPORT INFORMATION" or "TECHNICAL INFORMATION" shall mean that information related to the functionality, performance, testing and interfaces of Nortel's products with which the Microcellular Infrastructure Products must be capable of interworking, and similar information related to other Nortel Products, all as set forth in Schedule "A" attached hereto and forming a part hereof, as from time to time amended by the Parties, to the extent available in accordance with
      Article 5 ("Furnishing of Technical Information") hereof;

i) "SUPPORT SOFTWARE" shall mean the software, if any, contained in the Support Information; and

j) "SUBSIDIARY" shall mean a corporation or company in which a Party hereto effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or shares.

                                   ARTICLE 2
                          TECHNICAL INFORMATION GRANT

2.1 SUPPORT INFORMATION: Nortel, to the extent of its legal right so to do, hereby grants to interWAVE, as of the Effective Date, subject to the terms and conditions of this Agreement, personal, non-transferable, non-assignable except under the terms set forth in Article 18.1, indivisible, non-exclusive rights:

      (a) to use and modify Support Information supplied hereunder solely to develop, manufacture and test interWAVE Products; and

      (b) to sell interWAVE Products based on or incorporating Support Information to its customers worldwide.

2.2   PROCUREMENT SPECIFICATIONS: The aforesaid rights shall include:

      (a) the right to communicate relevant procurement specifications related to Support Information to suppliers in all countries of the world reasonably necessary for, and solely for, the procurement by interWAVE of commercially available materials, parts, components and assemblies for use in the manufacture and/or installation of interWAVE Products; and

      (b) the right to communicate to customers purchasing or leasing interWAVE Products such portions of Support Information as are reasonably needed by such customers for operating and maintaining interWAVE Products;

      provided, however, the recipients of Support Information shall be advised by interWAVE, in writing at the time of or before such communication, that proprietary information is being communicated and that such information is to be kept confidential and not used except as permitted hereunder, and provided further, that such recipients have contractually agreed, in writing, prior to such disclosure, to respect such confidentiality obligations.

                                   ARTICLE 3

[INTENTIONALLY BLANK]

                                   ARTICLE 4
                                SOFTWARE GRANT

4.1 INTEGRATION: Notwithstanding Article 2 ("Technical Information Grant") hereof, in the event Support Information includes Support Software, interWAVE's rights in respect of Support Software shall be as set out below in this Article 4 ("Software Grant").

4.2 GRANT: Nortel, to the extent of its legal right so to do, hereby grants to interWAVE, as of the Effective Date, subject to the terms and conditions of this Agreement, personal, non-transferable, non-assignable, indivisible, non-exclusive rights:

4.3   (a)   to modify and use Support Software to develop and produce Product
            Software for use solely in interWAVE Products; and

      (b) to sublicense the Product Software solely for the purpose of operating and maintaining interWAVE Products used, leased or sold by interWAVE pursuant to this Agreement.

4.3. LIMITED LICENSE RIGHTS: Nothing contained herein shall transfer, or be deemed to transfer, or contemplate the transfer of, any rights in or to Support Software other than those rights specifically granted herein and, in particular but without restricting the generality of the foregoing, Nortel does not in any way transfer any right, title or interest in or to Support Software, or derivatives thereof or any element constituting a portion thereof, to interWAVE or its sublicensees, other than the limited rights granted herein.

4.4. FIRMWARE MARKING: In respect of Product Software residing in non-reprogrammable memory devices forming an integral part of interWAVE Products (commonly referred to as "firmware"), interWAVE shall, having regard to the laws of the country(ies) in which such interWAVE Product is intended to be sold, affix to such devices a copyright notice and/or such other notice in accordance with prudent procedure to assist in the prohibition of the reproduction, decompilation or the like of, and to ensure the continuation of Nortel's proprietary rights in, the Support Software.


4.5. NON-FIRMWARE SUBLICENSING: In respect of Product Software that resides other than in non-reprogrammable memory devices forming an integral part of the interWAVE Product (commonly referred to as "firmware"), interWAVE's right to furnish Product Software to its sublicensees shall be subject to the prior or concurrent entering into of an enforceable sublicense agreement between interWAVE and each sublicensee containing the following provisions:

      (a) sublicensee shall acquire no right, title or interest in or to Product Software other than the right to use Product Software for the operation and maintenance of interWAVE Products and such use shall be limited to specific individual central processing units bearing a specific serial number and having a specific location;

      (b) sublicensee shall hold Product Software in confidence for Nortel and interWAVE and shall not, at any time, without the prior written consent of Nortel and interWAVE, use or reproduce Product Software except as expressly permitted hereunder or divulge Product Software to any person other than employees of sublicensee with a need to know; and

      (c) the right to use Product Software shall be in accordance with the laws applicable in the country in which the relevant instance of interWAVE Product is sold but so as not to affect, but to preserve, the proprietary and confidential nature of Product Software and any patent, copyright, or other rights of Nortel, its Subsidiaries and Affiliates applicable to Support Software.

4.6. SUBLICENSE ENFORCEMENT: interWAVE shall negotiate, execute, administer and monitor each of Product Software sublicense agreements to ensure compliance with all of the relevant provisions of this Agreement. In the event a Sublicensee is in default under its sublicense agreement, interWAVE shall so advise Nortel in writing, promptly, and exercise as soon as reasonably possible such rights and recourses as it may have in the circumstances with particular emphasis on preserving the proprietary and confidential nature of Support Software and any patent, copyright or other rights of Nortel, its Subsidiaries or Affiliates, applicable to Support Software.

4.7. USE BY INTERWAVE: In the event interWAVE uses interWAVE Products for its own purposes other than for matters associated with the exercise of this Agreement (such matters including, by way of example, captive offices for developing, testing and demonstrating interWAVE Products, or training, as contemplated herein) interWAVE's use of the related Product Software shall be subject to the provisions hereunder applicable to its sublicensees therefor.

4.8. THIRD PARTY SOFTWARE: In the event use of Support Software or Product Software derived therefrom requires the presence or associated execution of software proprietary to a third party, interWAVE, solely, shall be responsible for acquiring the necessary rights to such third party software and shall bear all the costs associated therewith.

4.9. COPYRIGHT NOTICES, USE BY GOVERNMENT: interWAVE shall not remove or destroy any copyright or restricted rights notices affixed by Nortel to any original media containing Support Software or Documentation. All interWAVE Products incorporating Product Software or portions thereof distributed to the U.S. Government shall contain required "Restricted Rights" notices substantially as follows: "Use, duplication or disclosure by the U.S. government is subject to restrictions as set forth in DFARS 252.227-7013(c)(i)-(ii); FAR 52.227-19; and FAR 52.227-14, Alternate III,
      as applicable (including any subsequent clauses) or any other applicable Federal government regulations." Any copies of Product Software or Documentation distributed by interWAVE shall either be labeled in the same manner as on the original media or in a manner substantially similar to the following:

            -C-   Copyright "YEAR" interWAVE and its licensors.
                  All Rights Reserved.

                                    ARTICLE 5

                       FURNISHING OF TECHNICAL INFORMATION

5.1. SUPPORT INFORMATION: Nortel shall, to the extent of its legal right so to do, furnish to interWAVE Support Information, in the form then being used in Nortel's facilities at Richardson, Texas; Guyancourt, France; and Ottawa, Canada in its day to day operations. An initial listing of said Support Information is attached hereto as Schedule A. Further Support Information provided by Nortel shall be treated as such provided the parties execute by written amendment a revised Schedule A; in the absence of such written amendment, such information shall be treated as Confidential Information. Except with respect to the information in Schedule A, Nortel shall not be obligated to develop or produce any new or unavailable Support Information to perform its obligations under this Agreement.

5.2. TIMETABLE: Nortel shall commence the supply of Support Information as soon as reasonably possible following execution hereof.

5.3. DELIVERY: Technical Information shall be deemed delivered upon delivery to interWAVE, care of the common carrier designated by interWAVE, at Nortel's facility from which such information is furnished.

5.4. NORTEL NETWORK ACCESS: interWAVE acknowledges that it shall not acquire under this Agreement any rights to access systems, databases, applications or services resident or based on, or constituting a portion of, the various mainframe computer systems and local area and wide-area network facilities (including, without limitation, workstations and personal computers connected thereto) operated by Nortel and its Subsidiaries or Affiliates. In the event the Parties jointly determine that such access is appropriate, they shall enter into a separate written agreement in respect thereof.


                                   ARTICLE 6

                    TECHNICAL ASSISTANCE AND TESTING SERVICES

6.1. PRODUCTS TO BE TESTED, TESTING FACILITIES: interWAVE shall delvier to Nortel interWAVE Products, specified in a written product schedule, along with interWAVE-developed testing, interconnecting, or other equipment or items deemed necessary by Nortel and interWAVE ("Ancillary Equipment") to enable Nortel and interWAVE to perform Testing Services hereunder. interWAVE shall deliver the interWAVE Products and Ancillary Equipment to Nortel and Nortel shall use its best efforts to schedule the tests of the interWAVE Products in accordance with dates set forth in a written timetable schedule, provided (a) said product schedule and said timetable schedules are provided not less than ninety (90) days in advance of the times set forth for Testing; and (b) time is not of the essence with respect to the performance of Testing by Nortel. Notwithstanding interWAVE's failure to provide said ninety (90) days notice, Nortel will make good-faith efforts to perform Testing Services in accordance with the written schedules proposed. To facilitate Nortel's efforts to make its testing facilities available, interWAVE shall provide, on a quarterly basis, a written schedule showing new product release dates and projected testing facility needs for the following twelve months.

6.2 TECHNICAL REPRESENTATIVES: interWAVE and Nortel shall each supply to the other the name of a technical representative through whom all communications relating to the Testing shall be made (respectively "interWAVE's Technical Representative" and "Nortel's Technical Representative"). interWAVE's Technical Representative shall provide such assistance as Nortel may require in order to set up and adjust the interWAVE Products and Ancillary Equipment to enable Testing of the interWAVE Products to determine its inter-operability with Nortel's GSM Products. interWAVE's Technical Representative shall be informed of the time, location and identity of the Testing and shall attend the Testing and witness all aspect thereof. In the event interWAVE's Technical Representative or another interWAVE employee designated by interWAVE is unavailable or otherwise fails to attend, Nortel shall at its option either perform, postpone or cancel the Testing.

6.3 INFORMATION TO BE PROVIDED BY INTERWAVE: interWAVE shall supply to Nortel technical and operating descriptions of the interWAVE Products as may be required by Nortel to facilitate the performance of Testing Services, including, without limitation the following (to be hereinafter referred to as "interWAVE SUPPORT INFORMATION"):

          (a) a general description of the interWAVE Products including its interaction with the telephone network;

          (b) full details of all physical interconnections required by the interWAVE Products in all modes of operation;

          (c) full details of the methods required to allow Nortel to provide normal and appropriate input signals to the interWAVE Products during the Testing;

          (d) a completed questionnaire, said questionnaire supplied by Nortel at least two (2) weeks prior to the date the Testing is scheduled to begin;

          (e) any information derived by interWAVE from prior certification tests involving the interWAVE Products or from the operation of the interWAVE Products which would relate to the Testing of the interWAVE Products; and

          (f) interWAVE system test scripts and interWAVE test specifications.

6.4. TESTING SERVICES: The Testing Services shall consist of "Initial Testing" and "Retesting". Nortel shall provide Testing Services (i.e., Initial Testing followed by Retesting) at a frequency of three (3) times per year. The duration of said Testing Services shall be not more than two weeks of Initial Testing and not more than one week of Retesting. As well, Nortel shall schedule an additional two (2) weeks of Initial Testing for the first Initial Testing period and an additional one (1) week of Initial Testing for the second Initial Testing period, and Nortel shall use reasonable efforts to accommodate interWAVE's schedule in connection therewith.

6.5. INITIAL TESTING: The "INITIAL TESTING" shall consist of a test suite as Nortel and interWAVE jointly determine and specify in writing to be appropriate with respect to interWAVE Products. The Testing Services will be based upon the Support Information specified in Schedule A and the interWAVE Support Information. The Initial Testing shall determine the compliance of the interWAVE Products with the Specifications in Schedule A and the interWAVE Support Information. The Initial Testing will not determine the causes of any noncompliance with said Specifications and interWAVE Support Information.

6.6. RETESTING: Upon receipt of a written request from interWAVE, and in accordance with a retesting schedule as shall be mutually agreed upon by the parties, Nortel shall provide interWAVE a subset of the above-referenced Initial Testing for the purpose of retesting ("RETESTING") any interWAVE Products which has been modified by interWAVE in order to correct issues which may have been discovered during Initial Testing; PROVIDED, however, that such access shall be provided to interWAVE only one time per Testing Services cycle, for a period not to exceed one week of time.

6.7. ADDITIONAL TESTING: For Testing Services in excess of the stated frequency or duration of the Initial Testing and Retesting, Nortel may, at its option, following written notification to interWAVE, invoice interWAVE at Nortel's then-existing fully loaded costs (a schedule of Nortel's current fully loaded costs for Lab Services, which may be changed by Nortel from time to time in its sole discretion, is attached hereto as Schedule B). Nortel shall invoice interWAVE for such fees plus any taxes or like fees or charges which may be assessed against, or otherwise payable by, Nortel for Nortel's performance, except for any such tax, fee, or charge on Nortel's net income. interWAVE shall pay Nortel such fees within thirty (30) days of receipt of such invoice.

6.8. COMMUNICATION AND DISCLOSURE OF RESULTS: Nortel shall promptly communicate the results of all Testing Services and any "Retesting" performed hereunder to interWAVE. interWAVE shall be entitled to disclose such results and the non-proprietary test methods, provided that interWAVE shall not include any reference to Nortel or include any information that would identify Nortel without Nortel's written consent. Nortel may, with interWAVE's written permission, provide such results to Nortel's customers, subject to such restrictions as the Parties deem to be appropriate regarding further disclosure by such customers of the results.

6.9. OTHER FACILITIES: Nortel shall make available to interWAVE two cubicles of office space for use by interWAVE personnel, furnished with basic office furniture; provided that interWAVE shall provide any necessary computing equipment and test equipment it should choose to maintain at said office.

                                    ARTICLE 7

                               OTHER ASSISTANCE

7.1. MOBILE SWITCHING CENTER: The Parties acknowledge that the testing of the interWAVE Products and Developed Products may require access to the Nortel Mobile Switching Center ("MSC") to facilitate base station subsystem ("BSS") testing. interWAVE shall be accorded three (3) days use of the Nortel MSC per calendar quarter, usages in excess of this amount to be provided at Nortel's then-existing fully loaded cost (see Schedule B for Nortel's current "MSC Access Cost"). When interWAVE requires access to the Nortel MSC, it shall advise Nortel at the earliest opportunity (providing not less than thirty (30) days notice) and Nortel shall use reasonable endeavors to make such facilities available at the requested times. Notwithstanding interWAVE's failure to provide said thirty (30) days notice, Nortel will make good-faith efforts to provide access at the requested times.

7.2. GSM COMPONENT PURCHASES: To the extent of its legal right to do so, Nortel will use reasonable efforts to make available, through its existing GSM Component suppliers, the prices, terms and conditions associated with the provision of GSM Components for products of the type covered by the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT executed concurrently herewith. interWAVE shall communicate to Nortel on a quarterly basis its projected 12-month forecast of requirements for such GSM Components so that these requirements can be incorporated by Nortel into its purchasing negotiations with its GSM Component suppliers. In the case where Nortel can obtain lower costs from an alternate GSM Component supplier for one or more GSM Components, interWAVE shall consider using said GSM Component supplier for the supply of said GSM Components.

7.3. TEST BED: interWAVE shall develop a test bed at Redwood City, California to facilitate Nortel's testing of the hardware and software necessary to support the ORIGINAL EQUIPMENT MANUFACTURING
      (OEM) AGREEMENT and to facilitate such other purposes to which the parties have mutually agreed. The Test Bed shall meet the specifications attached hereto in Schedule C. interWAVE shall invoice Nortel for a fixed amount of $320,370.00U.S. according to the terms of
      Section 9.1.1 ("Price and Payment") of Schedule 1 of the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT for the creation and ongoing maintenance of the Test Bed.

7.4. ACCESS: The parties agree that, when Nortel is not utilizing the Test Bed, it may be utilized by interWAVE; therefore, access to and use of the Test Bed shall be governed by written schedule, said schedule to be maintained by interWAVE so as to avoid conflicting needs therefor, said schedule further maintained so as to give Nortel absolute priority of use on three (3) days notice and preferential priority of use on one
      (1) days notice.

                                  ARTICLE 8

                           CONFIDENTIAL INFORMATION

8.1. CONFIDENTIAL INFORMATION: Each of the parties recognizes and agrees that the unauthorized use or disclosure of the other party's confidential or proprietary information relating to such party's business, plans, technology, and products ("Confidential Information") would cause irreparable injury to the disclosing party for which it would have no adequate remedy at law, and that an actual or threatened breach of this section shall entitle the disclosing party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it. If Confidential Information is disclosed orally, the disclosing party shall notify the receiving party of the confidential nature of the Confidential Information at the time of disclosure and such Confidential Information shall be reduced to writing, marked as confidential and delivered to the receiving party within thirty (30) days after oral disclosure.

8.2. TECHNICAL INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION: interWAVE acknowledges that Technical Information furnished by Nortel pursuant hereto, or information communicated to or acquired by interWAVE as a consequence of the provision of technical assistance pursuant hereto, is Confidential Information as defined above and is and shall continue to be the exclusive property of Nortel. interWAVE shall hold Confidential Information in confidence for Nortel and only make use of, or disclose, it as permitted by this Agreement.

8.3. PROTECTION OF CONFIDENTIAL INFORMATION: For the period during and for three (3) years following the last day of the term all Confidential Information shall be subject to the following:

      (a) The recipient shall restrict disclosure of the Confidential Information to only those of recipient's employees and contractors who (1) have a legal or contractual obligation to maintain the information in confidence according to this Article; and to those who (2) have a "need to know" (i.e. employees and contractors that require the Confidential Information to perform their responsibilities in connection with this Agreement). The recipient shall not disclose Confidential Information to any other person or entity without the prior written consent of the disclosing party;

     (b) The recipient shall use the Confidential Information only for the purposes of performing under this Agreement;

     (c) The recipient shall advise those employees or contractors who access the Confidential Information of their obligations with respect thereto;

     (d) The recipient shall copy the Confidential Information only as necessary for those employees or contractors who are entitled to receive it and ensure that all confidentiality notices are reproduced in full on such copies; and

     (e) The recipient shall return all copies of such Confidential Information to the disclosing party at the disclosing party's request.

     (f) If any Confidential Information is required to be disclosed in response to a valid order of the court or lawful request of a government agency, the recipient shall first notify the disclosing party of the order or request and permit the disclosing party to seek an appropriate protective order.

       (g) interWAVE shall not make or have made or permit to be made any copies or translations of Confidential Information, except those copies or translations which are necessary to the use hereunder by interWAVE, and all such copies or translations shall, upon reproduction by interWAVE, contain the same proprietary and confidentiality notices or legends as appear on Confidential Information.

8.1. EXCLUSIONS: The confidentiality obligations set forth in this Section 8 will not apply to any Confidential Information that:

       (a) becomes known to the general public without fault or breach on the part of the receiving party;

       (b) the receiving party obtains from a third party without breach of a nondisclosure obligation and without restriction on disclosure;

       (c) is furnished to a third party by the disclosing party without a similar restriction on such third party's rights;

       (d) can by written records be shown to have been known by the receiving party at the time of disclosure; or

       (e) the receiving party can demonstrate to the reasonable satisfaction of the disclosing party was developed independently by employees or contractors of the receiving party who had no access to Confidential Information directly related to such independent development.

8.1. NONDISCLOSURE OF TERMS: Neither party shall publicly disclose any information regarding the terms and conditions contained herein without having received prior approval, in writing, from the other party.


                                   ARTICLE 9

                              GRANT BACK LICENSE

9.1. IMPROVEMENTS: If interWAVE makes any improvements, developments, inventions, changes or innovations directly related to the Technical Information (hereinafter called "Improvements"), and interWAVE files for a patent covering such Improvements, then:

       (a) if interWAVE files for and obtains, or otherwise acquires, any patent thereon in any country, interWAVE shall grant to Nortel a personal, non-exclusive, non-transferable, Sublicensable (as defined below), royalty-free full term license to make, have made, use, lease and sell products and software under any such patents, to the extent such patents directly relate to Improvements; or

       (b) if interWAVE intends to file such patent application(s) only in certain countries, interWAVE shall, within such time as will enable Nortel conveniently to make timely patent applications in such countries, provide Nortel, at its request, with all signature and documents necessary for filling applications for an obtaining such patent or patents in such countries wherein interWAVE does not intend, but in which Nortel may elect, to apply for patents covering any such patentable subject matter, provided Nortel shall file such patent applications at its own expense (but with such assistance as interWAVE may properly give) and interWAVE shall be granted, a non-exclusive, free, unrestricted full term license (with the right to grant sublicenses) for such patents.

9.2. For the purposes of section 9.1, "Sublicensable" shall mean sublicensable to:

       (a) any joint venture, partnership, corporation or other entity in which Nortel owns or controls, directly or indirectly, twenty (20%) percent or more of the shares or other mechanism of control or influence by way of contractual or other legally enforceable rights; and/or

       (b) any entity that acquires, directly or indirectly, any Nortel business or portion thereof whose products are covered by such patent.


                                   ARTICLE 10

                             DEVELOPMENT AGREEMENT

10.1. DEVELOPMENT INFORMATION: From time to time the Parties may agree that interWAVE, Nortel, or the Parties jointly, shall undertake the development of products utilizing information of a design or other technical nature other than Support Information made available to interWAVE by Nortel (hereinafter termed "Development Information"). The Parties acknowledge that the following items will receive priority consideration as projects to be undertaken under the Development
       Agreement:

       (a) Cost effective MAP interface for rural systems using low cost transmission and signalling;

       (b)   Integration of interWAVE OMC with Nortel OMC;

       (c) Integration of interWAVE system with Nortel M1 PBX including delivery of features to GSM users; and

       (d)   Interface interWAVE MSC with Nortel IWF.

10.2. DEVELOPMENT AGREEMENT: With respect to such development, the Parties agree as follows:

       (a) TIMELY EXECUTED DEVELOPMENT AGREEMENT: Joint development of products utilizing Development Information shall take place only pursuant to a written Development Agreement between the Parties, SAID DEVELOPMENT AGREEMENT TO BE NEGOTIATED AND EXECUTED BY THE PARTIES NOT LATER THAN THE FIRST BUSINESS DAY FOLLOWING THE SIXTIETH (60) DAY AFTER THE EFFECTIVE DATE OF THIS AGREEMENT;

       (b) PROJECT ADDENDA: The Development Agreement shall anticipate the performance of development activity on a project-by-project basis, with the details associated with a particular Project contained within one or more Project Addenda attached thereto;

       (c) CONTENTS OF PROJECT ADDENDA: The Project Addenda shall specifically contain (1) a Project Title; (2) a Project Summary; (3) a Work Plan containing a Description and Specification of Deliverables, the Acceptance Criteria therefor;

             the Delivery Dates for said Deliverables; (4) Descriptions of any required Reports; (5) Pricing / Payment Terms; (6) Termination conditions; and (7) Project Management contacts. The Project Addenda may or may not contain provisions with respect to Intellectual Property issues; however, if the Project Addenda does contain Intellectual Property provisions, and these provisions cannot be interpreted consistently with the Development Agreement, then the Intellectual Property provisions of the Project Addenda shall control.

       (d) CONTENTS OF DEVELOPMENT AGREEMENT: The Development Agreement shall specifically contain (1) Definitions of important terms;
             (2) provisions governing the Working Relationship (e.g., Provision of Deliverables, Delivery Dates, Acceptance Tests, Change Requests, Notices and Contacts); (3) provisions governing the handling of Confidential Information; (4) provisions governing the Intellectual Property rights of the Parties in the event any Project Addenda are silent upon the subject of Intellectual Property; (5) provisions governing the provision of necessary technical support and training; (6) appropriate representations, warranties, limitations of liability and duties to indemnify; and (7) conditions upon which the Development Agreement will terminate; PROVIDED, however, that the provisions of said Development Agreement with respect to, INTER ALIA, intellectual property rights may always be modified by the Parties on a project-by-project basis in the project-based Addenda attached thereto.

10.3. IPR IN THE ABSENCE OF A TIMELY EXECUTED DEVELOPMENT AGREEMENT: In the event the Parties have not negotiated and executed the Development Agreement by the said first business day following the sixtieth (60th) day after the Effective Date of this Agreement, the ownership of the intellectual property rights arising from such development shall be as follows:

       (a) if one Party contributes all material monetary funding and material human resources for any development activity, such Party shall, subject to the provisions of section 9.1 hereof, own all right, title and interest in and to any intellectual property rights arising from such development.

       (b) if each Party has contributed material monetary funding or material human resources for any development activity, all intellectual property rights arising from such development, save for patents, shall be jointly owned with each Party having the right to exploit such intellectual property, including sublicensing thereof, at its sole discretion without reference to the other Party; in the event of a patentable invention, the Parties shall agree as to which of the Parties is to take ownership of any patents which may issue (disputes to be resolved according to the provisions of Article 16 ("Dispute Resolution")). The Party taking ownership may file applications for such patents file such patents, subject to the following:

             i. where the Party having ownership of the patents elects to file for any patent thereon in any country, that Party shall grant to the other Party a non-exclusive, free, unrestricted, full term license (with the right to grant sub-licenses thereunder) to make, have made, use, lease and sell under any such patents; and

             ii. the Party not having ownership of the Patents may file for patents thereon in countries not filed in by the Party having ownership; in such case, the Party having ownership shall, within such time as will enable the other Party conveniently to make timely patent applications in such countries, provide the other Party, at its request, with all signatures and documents necessary for filing applications for and obtaining such patent or patents in such countries, provided that the other Party shall file such patent applications at its own expense (but with such assistance as the Party having ownership may properly give) and the Party having ownership shall be granted, if it so requests, a non-exclusive, free, unrestricted, full term license (with the right to grant sublicenses) for such patents.

                                      ARTICLE 11
                                      LIABILITY

11.1.  DISCLAIMER REGARDING TECHNICAL INFORMATION AND TECHNICAL ASSISTANCE:
       Nortel makes no representations in respect of Technical Information or technical assistance furnished pursuant hereto, but shall furnish such in good faith to the best of its knowledge and ability. Without restricting the generality of the foregoing, there are no representations, warranties or implied conditions as to merchantability or fitness for a particular purpose, or as to whether or not the use of Technical Information or technical assistance supplied hereunder will infringe any patent or any other rights (including intellectual property rights) of any other person.

11.2.  INDEMNIFICATION REGARDING TECHNICAL INFORMATION AND TECHNICAL
       ASSISTANCE: Except as set forth in section 11.5, interWAVE shall indemnify and hold Nortel harmless from any and all claims for damages, losses, expenses or costs (including counsel fees and expenses) arising out of the furnishing or receipt of any Technical Information or technical assistance pursuant hereto and hereby waives any claims that it might have or might pretend to have against Nortel, its employees and agents, as well as those of its Subsidiaries and Affiliates for or arising from the provision of Technical Information or technical assistance.

11.3.  LIABILITY FOR DAMAGE TO INTERWAVE PRODUCTS AND ANCILLARY EQUIPMENT:
       Liability for damage to, or loss of, the interWAVE Products and Ancillary Equipment during shipment and while on Nortel's premises, shall remain with interWAVE, unless such loss or damage is occasioned by the fault or negligence of Nortel, its agents or employees.

11.4. DISCLAIMER AND INDEMNITY REGARDING TESTING SERVICES. NORTEL MAKES NO REPRESENTATIONS WITH RESPECT TO ANY TESTING SERVICES PERFORMED HEREUNDER OR ANY INFORMATION (INCLUDING TEST RESULTS) OR ANY TECHNICAL ASSISTANCE, ADVICE OR CONSULTATION FURNISHED IN CONNECTION WITH THIS AGREEMENT. WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING, NORTEL MAKES NO WARRANTIES, CONDITIONS, OR REPRESENTATIONS, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR BREACH OF THE COVENANTS OF ARTICLE 8 ("CONFIDENTIAL INFORMATION"), NEITHER NORTEL, NOR ANY DIRECT OR INDIRECT SUBSIDIARY, AFFILIATE, EMPLOYEE OR AGENT OF NORTEL SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER FOR ANY BREACH OF THIS AGREEMENT, FOR ANY DISCLOSURE OF THE RESULTS OF THE TESTING SERVICES AS PERMITTED BY SECTION 6 ("TECHNICAL

        ASSISTANCE AND TESTING SERVICES"), WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE. IN NO EVENT WILL NORTEL'S, OR ITS SUBSIDIARY'S, AFFILIATE'S, EMPLOYEE'S OR AGENT'S LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, EXCEED THE COST OF THE TESTING SERVICES PROVIDED HEREUNDER. interWAVE SHALL INDEMNIFY AND HOLD NORTEL, ITS DIRECT OR INDIRECT SUBSIDIARIES, AFFILIATES, EMPLOYEES AND AGENTS, HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS OR SUITS BROUGHT BY ANY THIRD PARTIES IN RESPECT OF ANY SUCH TESTING SERVICES,
        DISCLOSURE OF THE RESULTS OF SUCH TESTING SERVICES AS PERMITTED BY
        SECTION 6, INFORMATION, TECHNICAL ASSISTANCE, ADVICE, OR CONSULTATION, EXCEPT WHERE SUCH ACTIONS OR SUITS ARE ATTRIBUTABLE TO THE NEGLIGENCE
        OF NORTEL AND ARE FOR DIRECT DAMAGES DUE TO PERSONAL INJURY OR TANGIBLE PROPERTY DAMAGE WHICH OCCURS (A) AT NORTEL'S PREMISES WHERE TESTING SERVICES TAKES PLACE AND (B) DURING THE PERFORMANCE OF THE TESTING SERVICES.

11.5. Each party (the "Indemnifying Party") shall indemnify and save harmless the other party (the "Indemnified Party") from any liability or claim (including, without limitation, the costs and reasonable attorney's fees in connection therewith) that may be made by a third party for injury, including death, to persons or damages to property arising directly out of the Indemnifying Party's negligent acts or omissions in connection with such Indemnifying Party's performance of its obligations or exercise of its rights under this Agreement provided that the Indemnified Party has no contributory fault in connection with such liability or claim.

                                   ARTICLE 12
                                 FORCE MAJEURE

12.1. If the performance of a party of any of its obligations pursuant to this Agreement is prevented, restricted, or interfered with by any circumstances beyond the reasonable control of that party, including without limitation, (a) fire, explosion, epidemic, hailstorm, hurricane, lightning, tornado, cyclone, flood, or other act of nature,
        (b) unavailability of supplies or sources of energy, power failure or breakdown of machinery, (c) war, revolution, civil commotion, acts of public enemies, blockade, or embargo, (d) any law, order, proclamation, regulation, ordinance, demand, or requirement of any government or any subdivision, authority or representative of any government, or (e) labor difficulties, including, without limitation, strikes, slowdowns, picketing or boycotts, then the party whose performance has been prevented, restricted, or interfered with shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference; provided such party shall use its best efforts to avoid or remove such causes of non-performance and shall proceed to perform with dispatch whenever such causes are removed or cease. In the event Nortel is unable to perform the Testing in accordance with Nortel's schedule as a result of any non-performance by interWAVE which is excused pursuant to this Section, Nortel shall be entitled to reschedule such Testing as Nortel determines to be appropriate.

                                    ARTICLE 13
                                   REGISTRATION

13.1 Any approval of this Agreement by the Government of Bermuda, or any other government, or any officer or agent thereof, which is required to enable interWAVE to perform this Agreement shall be secured in writing by interWAVE who shall supply the same, or a true copy thereof, to Nortel within ninety (90) days of the date of execution of this Agreement.

                                    ARTICLE 14
                                     DURATION

14.1. This Agreement shall commence on the date of its execution and terminate (save with the exception of the survivorship provisions) upon termination of the OEM Agreement, unless earlier terminated as hereinafter set forth, provided that upon termination, the parties agree to negotiate in good faith the extension of those portions of this Agreement relevant to interWAVE's ongoing support obligations to Nortel including any obligations arising under the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT.

                                    ARTICLE 15
                                    TERMINATION

15.1. BREACH: In the event either Party shall be in breach of, or fail to perform one or more of its material obligations under, this Agreement, the other Party may, by notice to the Party in default, require the remedy of the breach or the performance of the obligation and, if the Party so notified fails to remedy such breach or perform such obligation within ninety (90) days of the forwarding of a notice so to do, the other Party may, by notice, terminate this Agreement.

15.2. UNENFORCEABILITY: In the event of an enforceable decision or directive declaring invalid an essential part of this Agreement, without which this Agreement would not have been entered into, this Agreement may, at the option of either Party, be terminated upon the giving of notice to the other Party. Save as before set forth, in the event that any term, clause, provision or condition of this Agreement shall be similarly adjudged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision or condition and such invalid term, clause, provision or condition shall be deemed to have been deleted from this Agreement.

15.3. INSOLVENCY: In the event interWAVE commits any act of bankruptcy, or compounds with its creditors; or a petition or receiving order in bankruptcy is presented or made against interWAVE; or a petition for an administration order is presented in relation to interWAVE; or a resolution or petition to wind up interWAVE (other than for a legal reconstruction, reorganization or amalgamation) or a receiver or administrative receiver is appointed; and such act or petition is not cured, dismissed, or withdrawn within sixty (60) days thereafter; or interWAVE ceases to carry on business, Nortel may, without any delay, by notice, terminate this Agreement. Any licenses and rights granted under this Agreement by interWAVE to and through Nortel are, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of "intellectual property" within the meaning of Section 101 of the Bankruptcy Code. Upon the commencement of a bankruptcy proceeding involving interWAVE, Nortel shall be entitled to retain and may fully exercise all rights and elections available under the Bankruptcy Code.

15.4. GOVERNMENTAL APPROVALS: In the event this Agreement does not receive all requisite approvals of any Government or governmental agency or officer within the period stipulated in Article 13 ('Registration") hereof, this Agreement may, at the option of either Party, be terminated upon notice to the other Party, but such termination shall not affect any undertakings of confidentiality or non-use provided in this Agreement.

15.5. PRODUCT SOFTWARE: Notwithstanding anything else contained herein, in the event this Agreement is terminated, each sublicensee of Product Software shall continue to have the right to use Product Software provided:

      (a) such sublicensee is not in default under its written sublicense agreement with interWAVE; and

      (b) such sublicense agreement is not inconsistent with the terms of this Agreement.

15.6. SURVIVAL: The provisions of Article 2 (Technical Information Grant),
      Article 4 (Software Grant), Article 8 ("Confidential Information") related to confidentiality and non-use, the provisions of Article 9 ("Grant Back License"), the provisions of Article 10 ("Development Agreements"), and the provisions of Article 11 ("Liability") shall survive the termination of this Agreement. Upon any termination of this Agreement, interWAVE shall, at Nortel's expense, ship the Test Bed to a location in the continental United States as designated by Nortel.

                                   ARTICLE 16

                               DISPUTE RESOLUTION

16.1. In the event the Parties are unable to amicably settle disputes between them, and unless the Parties mutually elect to pursue an alternative dispute procedure, whether binding or non-binding, all actions or proceedings to enforce, or which arise in connection with or relate to, this Agreement, any of the agreements in the form of Exhibits hereto or any of the transactions contemplated hereby or thereby shall be brought and litigated exclusively in the United States District Court, Northern District of California (or, in the event such court does not have jurisdiction, the courts of the State of California located in such district), unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. In any such actions or proceedings, service of process may be made upon the other Party hereto by registered or certified mail, return receipt requested, to its address indicated herein, which service shall be deemed effective 10 days after mailing. Each of the Parties hereto (i) consents to the jurisdiction of such court or courts and to service of process by registered or certified mail, as provided above, or by any other manner provided by the laws of the State of California and the rules of such courts and (ii) waives any right it may have to assert the doctrine of FORUM NON CONVENIENS, to assert that it is not subject to the jurisdiction of such courts or to object to venue to the extent any action or proceeding is brought in accordance with this sub-clause.

16.2 WAIVER OF TRIAL BY JURY. INTERWAVE AND NORTEL WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES ANY SUCH ACTION OR PROCEEDING.

                                  ARTICLE 17

                                   NOTICES

17.1. FORM OF NOTICE: Any and all notices or other information to be given by one of the Parties to the other shall be in writing and shall be deemed sufficiently given when forwarded by prepaid, registered or certified first class air mail or by telegram, telex, facsimile transmission or hand delivery to the other Party at the following address:

      (a)  if to Nortel:                Northern Telecom Limited
                                        8200 Dixie Road, Suite 100
                                        Brampton, Ontario
                                        Canada L6T 5P6
                                        Attention: Secretary

      (b)  if to interWAVE:             interWAVE Communications International
                                        656 Bair Island Road
                                        Redwood City, CA 94063
                                        Attention: Chief Financial Officer

      and such notices shall be deemed to have been received fifteen (15) business days after mailing if forwarded by mail, and the following business day if forwarded by telegram, telex, facsimile transmission or hand.

17.2. CHANGE OF ADDRESS: The aforementioned address of either Party may be changed at any time by giving fifteen (15) business days prior notice to the other Party in accordance with the foregoing.

17.3. BEST EFFORTS: In the event of a generally-prevailing labor dispute or other situation which will delay or impede the giving of notice by any such means, in either the country of origin or of destination, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.

                                  ARTICLE 18
                                  ASSIGNMENT

18.1. ASSIGNMENT: This Agreement shall not be assigned or transferred by either Party, whether by way of merger, amalgamation, consolidation, reorganization, assignment, transfer, operation of law or otherwise, except with the written consent of the other or as otherwise provided pursuant to this Article.

18.2. Notwithstanding section 18.1, nothing herein shall prevent interWAVE from asssigning this Agreement, in its entirety, including all of its rights hereunder, to any person (the "Assignee"):

           (a) to whom interWAVE transfers substantially all of its assets; or

           (b) with whom interWAVE merges, amalgamates, consolidates or reorganizes and who thereby becomes the successor to the business of interWAVE;

      provided that:

           (a) if such Assignee is a Competitor of Nortel (as defined below) the provisions of section 18.4 below shall apply; and

              (b) the financial condition of such Assignee as of the date of such assignment shall be not substantially worse than the financial condition of interWAVE as of the Effective Date of this Agreement; and

              (c) such Assignee agrees in writing to Nortel (the
              "Acknowledgment") that it has assumed all obligations of interWAVE hereunder and shall be bound by the terms and conditions of this Agreement.

18.3. For the purpose of this section a "Competitor of Nortel" means any person with whom Nortel competes and which has greater than two (2%) percent market share in the wireless telecommunications infrastructure products market. Notwithstanding the foregoing, a person shall not be deemed to be a Competitor of Nortel simply by virtue of any competition arising solely from its acquisition of the business of interWAVE. Nortel shall, from time to time, upon request from interWAVE, and in consultation with interWAVE, provide interWAVE with a current list of Competitors of Nortel and interWAVE shall be entitled to rely on such list for the purposes of section 18.2 until the later of: (i) one hundred and eighty
          (180) days from the date of issue by Nortel; or (ii) the date on which a new list is received by interWAVE.

18.4. If the Assignee is a Competitor of Nortel, then within thirty (30) days of Nortel's receipt of the Acknowledgment, Nortel shall be entitled, at its option effective upon written notice to interWAVE, to terminate the following provisions of this Agreement (a "Partial Termination"): "Furnishing of Technical Information" (Article 5), "Technical Assistance and Testing Services" (Article
          6), "Mobile Switching Centre" (Section 7.1), GSM Component Purchases (Section 7.2), and "Access" (Section 7.4) and to terminate any Development Agreement made between the parties as contemplated by Article 10. In the event:

          (a)     of a Partial Termination; or

          (b) that this Agreement is terminated by interWAVE as a result of a breach hereunder by Nortel; or,

          (c) that this Agreement is terminated as a result of a breach by Nortel under the OEM Agreement causing a termination of the OEM Agreement; or

          (d) that this Agreement is terminated by Nortel pursuant to the provisions of section 15.2 hereof (Unenforceability),

Nortel shall refund to interWAVE, in either $US dollars or interWAVE shares at Nortel's option, an amount calculated in accordance with the provisions of Schedule D. Notwithstanding the foregoing, Nortel shall pay the refund in cash if the Fair Market Value (defined in accordance with the principles articulated in Section 3.4(d)(iv)(d) of interWAVE's By-Laws) of one share of interWAVE Series G Preferred Stock (a "Share") is less than six dollars and six cents United States dollars ($U.S.6.06) per share.

18.5. Notwithstanding section 18.1, this Agreement may be assigned by Nortel to any of its Subsidiaries or Affiliates upon notice to interWAVE.

18.6. Notwithstanding any assignment, the Parties hereto shall remain liable for their respective obligations hereunder

                                  ARTICLE 19

                                    GENERAL

19.1. GOVERNMENTAL APPROVALS: The Parties recognize that the transfer of Technical Information and Development Software to foreign countries may be subject to the specific approval of the governments of said foreign countries, or various agencies thereof, and international control organizations in which that government participates, and that such governments or agencies may require further approval before the communication or transfer of any Technical Information or the sale of interWAVE Products and Developed Products is made to or for a country other than the U.S.A. Accordingly, interWAVE shall not sell or lease interWAVE Products and Developed Products or transfer or communicate Technical Information into any such countries without receiving such prior specific approval.

19.2. PREEXISTING DUTIES: Nothing in this Agreement shall be construed as requiring Nortel to disclose Technical Information, to grant rights under licenses, or to render any technical assistance, which would violate any confidentiality undertakings which it has towards third persons or which would violate any present or future law or decree of any government or governmental officer or agency, and nothing contained herein shall require the disclosure of Technical Information which would increase or impose any obligations on Nortel with respect to third parties. In the event that Nortel determines that any disclosure by it hereunder would require the consent of any third party, Nortel agrees to use reasonable efforts to obtain the consent of such third party to the disclosure.

19.3. EXCLUSIONS: Nothing contained in this Agreement shall be construed as:

          (a) requiring Nortel to file any patent application, to secure any patent or other intellectual property right or to maintain any patent or other intellectual property right in force;

          (b) constituting a warranty or representation by Nortel as to the validity or scope of any patent or other intellectual property right licensed hereunder;

          (c) constituting a warranty or representation by Nortel that any manufacture, use, lease, sale or sublicense by interWAVE hereunder will be free from infringement of patents or other intellectual property rights other than those under which, and to the extent to which, licenses are granted hereunder;

          (d) constituting an agreement to bring or prosecute actions or suits against third parties for infringements;

          (e) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof; or

          (f) conferring by implication, estoppel or otherwise upon interWAVE any license or other right under any patent or other intellectual property right, except the licenses and rights expressly granted hereunder to interWAVE.

19.4. AUTONOMY: Nothing contained in this Agreement shall limit in any manner Nortel's right to discontinue or change the design or characteristics of its products at any time without notice and without liability.

19.5. NOTICE OF BREACH: The failure of either Party to give notice to the other Party of the breach or non-fulfillment of any term, clause, provision or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term, clause, provision or condition of this Agreement constitute a waiver of any other breach or non-fulfillment of that or any other term, clause, provision or condition of this Agreement.

19.6. INTEGRATION / ENTIRE AGREEMENT: This Agreement sets forth the entire agreement and understanding between the Parties with respect to Technical Information and interWAVE's use thereof, save for Development Agreements, and supersedes and cancels all previous negotiations, agreements, commitments and writings in respect to the subject matter hereof. Neither Party hereto shall be bound by any term, clause, provision or condition save as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing, signed by duly authorized officers of the Parties.

19.7. INDEPENDENT PARTIES: Nothing in this Agreement shall be construed as establishing or implying any partnership between the Parties hereto, and nothing in this Agreement shall be deemed to constitute either of the Parties hereto as the agent of the other Party or authorize either Party to incur any expenses on behalf of the other Party or to commit the other Party in any way whatsoever, without obtaining the other Party's prior written consent.

19.8. CONFIDENTIALITY OF TERMS, PUBLICITY: The existence of this Agreement, as well as its terms and conditions, shall be held in confidence by both Parties and only disclosed as may be agreed to by both Parties or as may be required to meet security disclosure or export permit requirements. Neither Party shall make public statements or issue publicity or media releases with regard to this agreement or the relationship between the Parties without the prior written approval of the other Party.

19.9. GOVERNING LAW: This Agreement and all Purchase Orders shall be governed by the laws of the State of California, without application of conflict of law rules. The Vienna International Convention for the Sale of Goods shall not apply.

          IN WITNESS WHEREOF, the Parties hereto have signed and executed this Agreement on the date first above mentioned.


NORTHERN TELECOM LIMITED          interWAVE Communications International, Ltd.


Per: /s/ [ILLEGIBLE]                   Per: /s/ [ILLEGIBLE]
    --------------------              ---------------------

Per:                              Per:
    --------------------              ---------------------

                                SCHEDULE "A"

                             SUPPORT INFORMATION

A-interface

#   Title                 Reference                Description
-----------------------------------------------------------------------------------------------
1   Approved GSM          http://136.147.68.68/    References the latest GSM specs.
    specs. Reference      plm/PLP/index.html       That are used by Nortel
    table
-----------------------------------------------------------------------------------------------
2   BSS v9 conformance    Pe/bss/dd/94             Provides the table of compliance
    to GSM phase2         3.2en                    against the latest GSM specs.
-----------------------------------------------------------------------------------------------
3   BSS fmg validation    Pe/sys/djd/244           Test specifications used to establish
    test specification    5.1en                    compliancy
-----------------------------------------------------------------------------------------------
4   BSS load, fmg,        Pe/sys/djd/402           Test spec for traffic management
    stability test spec                            functions under load
-----------------------------------------------------------------------------------------------
5   GSM BSSMAP spec.      Pe/bss/dd/0060           A interface procedure definition in the
    Procedures            V8.02                    view of the BSS
-----------------------------------------------------------------------------------------------
6   GSM BSSMAP spec.      Pe/bss/dd/0066           A interface message dictionary
    Messages              V8.02
-----------------------------------------------------------------------------------------------
7   DMS-MSC MAP           PLS/MMA2BC               Complete MAP Phase 2 spec
    Phase 2
    Specification
-----------------------------------------------------------------------------------------------
8   NSS GSM08             http://136.147.68.68/    This document provides the NSS
    compliance            rdops/sysint/SPECX       compliance table for the GSM08
                          FR/approved spec/i       release
                          ndex.html
-----------------------------------------------------------------------------------------------

Air-interface

#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
9   BSS L1M validation test         Pe/sys/djd/025           BSS v10 layer 1
    specification                   0                        management
                                    V06.02/en                functions
-----------------------------------------------------------------------------------------------
10  BSS TMG validation test         Pe/sys/djd/024           Traffic management
    specification Tome1             4                        functional test (V10)
                                    V06.02/en
-----------------------------------------------------------------------------------------------
11  BSS TMG validation test         Pe/sys/djd/024           Traffic management
    specification Tome2             2                        functional test (V10)
                                    V02.02/en
-----------------------------------------------------------------------------------------------

MSC - PSTN (SS7,R1,R2,PRI)

#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
12  NSS GSM08 compliance            http://136.147.68.68     This document
                                    /rdops/sysint/SPEC       provides the NSS
                                    XFR/approved_spec        compliance table for
                                    /index.html              the GSM08 release
-----------------------------------------------------------------------------------------------
13  ETSI ISUP Specification         PLS/ETSIISUP/AD0         Generic list of
                                    4                        specification and
                                                             procedure to adopt
                                                             country specific ISUP
-----------------------------------------------------------------------------------------------
14  ETSI ISUP R2 Interworking       PLS/ETSIIR2IW/AB         Specification and tests
                                    03                       for R2 PSTN
                                                             termination
-----------------------------------------------------------------------------------------------
15  ETSI PRI < > ETSI ISUP          PLS/EPRIESUP/AA          Specification and tests
    Interworking                    09                       for PRI PSTN
                                    Release 8.3              termination
-----------------------------------------------------------------------------------------------

MSC - TWF

-----------------------------------------------------------------------------------------------
#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
16  MSC/IWF interface Protocol      PLS/MSCIWF               Specifies the interface with
    Specification                                            the Motorola IWF
-----------------------------------------------------------------------------------------------

MAP (HLR - MSC, MSC - MSC, SMS - HLR/MSC, HLR/MSC-SIM)

#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
17  DMS HLR MAP v.2                 Ae1338rt.ab01            Description of the MAP access
    Support                                                  protocols to the HLR
-----------------------------------------------------------------------------------------------
18  DMS HLR basic                   Ae1338dd.ab01            Description of inter-MSC
    roaming                                                  protocols for roaming
-----------------------------------------------------------------------------------------------
19  HLR/AUC PS FILE                 FMDOC/HMDFT              Describes the interfaces
    TRANSFER SPEC.                                           supported by the HLR/AUC
                                                             Provisioning Server for the
                                                             processing of files containing
                                                             provisioning data.
-----------------------------------------------------------------------------------------------
20  MOBILE SUBSCRIBER               PLS                      Describes the interface between
    PROVISIONING                    FMDOC/MSPPS              the (AdC) for subscription
    PROTOCOL                                                 administration towards a DMS
                                                             HLR via a DMS HLR/AUC
                                                             Provisioning Server (HLR-PS).
-----------------------------------------------------------------------------------------------
21  SIM PERSONALIZATION             PLS                      Describes the interface between
    SYSTEM INTERFACE                FMDOC/SPSIS              the SIM Personalization System
                                                             (SPS) and the HLR/AUC
                                                             Mediation Device for the
                                                             creation and deletion of
                                                             subscribers.
-----------------------------------------------------------------------------------------------

VMS - MSC/HLR

#   Title                           Reference                    Description
-----------------------------------------------------------------------------------------------
22  VMS acceptance test             Inter - op test lab library  Lists the test cases and
    plan                                                         procedures for VMS
-----------------------------------------------------------------------------------------------

SMS - MSC/HLR

-----------------------------------------------------------------------------------------
#    Title                      Reference                     Description
-----------------------------------------------------------------------------------------
23   SMS acceptance test plan   Inter - op test lab library   Lists the test cases and
                                                              procedures for SMS
-----------------------------------------------------------------------------------------


BILLING

-----------------------------------------------------------------------------------------
#    Title                      Reference                     Description
-----------------------------------------------------------------------------------------
24   MSC FTAM                   PLS/DOC/MSC/FTAM              Describes the structure of
                                                              the CDR in FTAM mode
-----------------------------------------------------------------------------------------
25   MSC XFER                   PLS/DOC/MSC/XFER              Describes the structure of
                                                              the CDR in XFER mode
-----------------------------------------------------------------------------------------
26   Q-239-1 MSC                PLS/DOC/MSC/Q239              Lists CDR parameters
-----------------------------------------------------------------------------------------


PBX INTERWORKING

-------------------------------------------------------------------------------------------
#    Title                      Reference                     Description
-------------------------------------------------------------------------------------------
27   PABX Interworking          Document in progress          This document will describe
     test specification                                       the interworking test for GSM
                                                              MSC with Nortel PBX products
-------------------------------------------------------------------------------------------

                                 SCHEDULE "B"

                               NORTEL LAB COSTS

       NTP Documentation*                               $200/doc
       Consulting Services                              $195/hr
       Engineering Support                              $195/hr

       Lab Setup Fee                                    $3200/visit
       Test Plan Review Fee                             $1200/plan
       Onsite Lab Access (incl. Technical Support)      $3120/day

       Remote Lab Access                                $3120/day
       Author Test Plan                                 $8000/plan
       Exit Report                                      $5200/report

       MSC Access Cost
            Lab Setup Fee                               $3200/visit
            Engineering Support [two engineers]         $390/hr

- Documentation fees are per document and do not include interpretation. *"NTP" means Northern Telecom Practice.

- Consulting Services and Lab Access are quoted per job based on a specific statement of work.

-   On site and remote access is available in one-day (i.e., 8-hour) increments.

-   Fees are required in advance.

                                  SCHEDULE C

                           TEST BED SPECIFICATIONS

Part No.                   Description                   Qty
-------------------------------------------------------------
M5060N          WAVEXchange NSS                          1
S500400N        WAVEXchange NSS S/W - Base               1
S500500N        WAVEXchange NSS S/W - per TRX            24

M5030N          WAVEXpress BSC-30                        2

M5320N          WAVEXpress 3-TRX BTS (900Mhz)            4

M5322N          WAVEXpress 3-TRX BTS (1800Mhz)           4

M8050SN         WAVEView OMC-200                         1
S500600N        WAVEView OMC-200 S/W - Base              1
S500700N        WAVEView OMC-200 S/W - per TRX           24

interWAVE shall provide like for like card substitutions to allow Nortel to test GSM 1900 versions of interWAVE products.

                                  SCHEDULE D
                          PARTIAL TERMINATION REFUND

DATE OF PARTIAL TERMINATION    PERCENT REFUND    INTERWAVE SHARES* OR US$*
--------------------------------------------------------------------------
Prior to 1st Anniversary**          65%          375,556           $2.275 m
Prior to 2nd Anniversary            45%          260,000           $1.575 m
Prior to 3rd Anniversary            30%          173,333           $1.05 m
Prior to 4th Anniversary            15%           86,667           $0.525 m
After 4th Anniversary               0               0              $0

* For greater certainty, the refund shall be paid in Shares or cash, but not both, and the amounts shown are based on consideration of three million, five hundred thousand US dollars (US$3,500,000) or five hundred and seventy-seven thousand, seven hundred and seventy-eight (577,778) interWAVE shares.

** Anniversary refers to the anniversary of the Effective Date.